Managers Cadence Capital Appreciation Fund

Final Report

1: Approve the Reorganization

		Required Voting Level	Current Voting Level	of 0/S	of Voted
Quorum:	30% 0/S
Passing:	50% Voted
For:		14,585,329.500	24,206,027.000	41.989%	82.981%
Against:			569,417.000	0.988%	1.952%
Abstain:			4,395,215.000	7.624%	15.067%
BNV:			0.000	0.000%	0.000%
Total Voted:		17,294,731.500	29,170,659.000	50.600%	100.000%

Needed for Quorum:		-11,875,927.500	votes	Quorum:	50.600%
Needed to Pass:		-9,620,697.500	affirmative votes	Passing:	82.981%
Outstanding Shares			57,649,105.000

Managers Cadence Focused Growth Fund

Final Report

1: Approve the Reorganization

		Required Voting Level	Current Voting Level	of 0/S	of Voted
Quorum:	30% 0/S
Passing:	50% Voted
For:		1,188,807.500	2,155,769.000	65.516%	90.669%
Against:			60,960.000	1.853%	2.564%
Abstain:			160,886.000	4.890%	6.767%
BNV:			0.000	0.000%	0.000%
Total Voted:		987,127.800	2,377,615.000	72.259%	100.000%

Needed for Quorum:		-1,390,487.200	votes	Quorum:	72.259%
Needed to Pass:		-966,961.500	affirmative votes	Passing:	90.669%
Outstanding Shares			3,290,426.000

Managers Cadence Mid-Cap Fund

Final Report

1: Approve the Reorganization

		Required Voting Level	Current Voting Level	of 0/S	of Voted
Quorum:	30% 0/S
Passing:	50% Voted
For:		9,410,500.000	16,194,551.000	44.613%	86.045%
Against:			1,077,470.000	2.968%	5.725%
Abstain:			1,548,978.000	4.267%	8.230%
BNV:			0.000	0.000%	0.000%
Total Voted:		10,890,061.200	18,821,000.000	51.848%	100.000%

Needed for Quorum:		-7,930,938.800	votes	Quorum:	51.848%
Needed to Pass:		- 6,784,051.000	affirmative votes	Passing:	86.045%
Outstanding Shares			36,300,204.000

Managers Cadence Emerging Companies Fund

Final Report

1: Approve the Reorganization

		Required Voting Level	Current Voting Level	of 0/S	of Voted
Quorum:	30% 0/S
Passing:	50% Voted
For:		1,035,569.000	1,565,098.000	39.739%	75.567%
Against:			55,718.000	1.415%	2.690%
Abstain:			50,322.000	11.434%	21.743%
BNV:			0.000	0.000%	0.000%
Total Voted:		1,181,525.100	2,071,138.000	52.588%	100.000%

Needed for Quorum:		-889,612.900	votes	Quorum:	52.588%
Needed to Pass:		-529,529.000	affirmative votes	Passing:	75.567%
Outstanding Shares			3,938,417.000